Exhibit 99.3

INSIGHT ENTERPRISES, INC. AND PCM, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2019 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 are based on the historical consolidated financial statements of Insight Enterprises, Inc. (“Insight,” “we,” “us,” “our” and the “Company”) and PCM, Inc. (“PCM”) as adjusted to give effect to the August 30, 2019 acquisition of PCM by Insight (the “Acquisition”), and the debt incurred to finance the Acquisition.  The Acquisition has been accounted for using the acquisition method of accounting and assuming a purchase price of $667,760,000 funded by acquired cash and cash equivalents and borrowings under our new ABL revolving financing facility (the “Borrowings”). As of June 30, 2019, acquired cash and cash equivalents were $6,835,000, resulting in Borrowings for purposes of these pro forma condensed combined financial statements of approximately $660,925,000.  For the purposes of these illustrative pro forma condensed combined financial statements, the entire Borrowings and the related interest expense, using current interest rates, were included in the pro forma adjustments.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 give effect to the Acquisition as if it occurred on January 1, 2018.  The unaudited pro forma condensed combined balance sheet as of June 30, 2019 gives effect to the Acquisition as if it had occurred on June 30, 2019.

Under the acquisition method of accounting, the total purchase price presented in the accompanying unaudited pro forma condensed combined financial statements was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values assuming the transaction occurred on June 30, 2019.  The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated.  They also may not be useful in predicting the future financial condition and results of operations of the combined company.  The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with Insight’s historical consolidated financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our unaudited consolidated financial statements as of and for the six months ended June 30, 2019, as well as PCM’s consolidated financial statements for the year ended December 31, 2018 included in Exhibit 99.1 to this Form 8-K/A and PCM’s unaudited consolidated financial statements as of and for the six months ended June 30, 2019 included in Exhibit 99.2 to this Form 8-K/A.

INSIGHT ENTERPRISES, INC. AND PCM, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2019

(in thousands, except per share data)

	(1) Insight Enterprises, Inc.	(2) PCM, Inc.	Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$112,077	$6,835	$(37,482)	(a)(b) (e)(i)(k)	$81,430
Accounts receivable, net	2,284,922	498,827	(10,052)	(k)	2,773,697
Inventories	179,577	52,832	-		232,409
Other current assets	110,850	9,170	(687)	(k)	119,333
Total current assets	2,687,426	567,664	(48,221)		3,206,869

Property and equipment, net	73,766	68,062	35,394	(c)	177,222
Goodwill	166,392	87,397	161,836	(f)(h)	415,625
Intangible assets, net	104,859	7,144	244,256	(d)	356,259
Deferred income taxes	6,638	1,384	-		8,022
Other assets	246,916	44,252	9,430	(b)(j)(k)	300,598
	$3,285,997	$775,903	$402,695		$4,464,595

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable – trade	$1,426,158	$377,862	$(12,508)	(k)	$1,791,512
Accounts payable – inventory financing facility	260,890	-	-		260,890
Accrued expenses and other current liabilities	190,474	61,454	4,032	(k)(l)	255,960
Current portion of long-term debt	1,421	3,569	(3,569)	(e)	1,421
Line of credit	-	77,104	(77,104)	(e)	-
Deferred revenue	70,019	7,115	-		77,134
Total current liabilities	1,948,962	527,104	(89,149)		2,386,917

Long-term debt	45,930	37,569	623,356	(e)(i)	706,855
Deferred income taxes	524	2,424	58,123	(h)	61,071
Other liabilities	210,998	41,262	(14,525)	(j)	237,735
	2,206,414	608,359	577,805		3,392,578

Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	358	18	(18)	(g)	358
Treasury stock	-	(38,536)	38,536	(g)	-
Additional paid-in capital	325,263	139,597	(139,597)	(g)	325,263
Retained earnings	793,990	66,898	(74,464)	(a)(g)	786,424
Accumulated other comprehensive income – foreign currency translation adjustments	(40,028)	(433)	433	(g)	(40,028)
Total stockholders’ equity	1,079,583	167,544	(175,110)		1,072,017
	$3,285,997	$775,903	$402,695		$4,464,595

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1)	As reported in Insight Enterprises, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, as filed with the Securities and Exchange Commission (“SEC”) on August 6, 2019.
(2)	As reported in PCM, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, as filed with the SEC on August 8, 2019, and as included in Exhibit 99.2 to this Form 8-K/A.

INSIGHT ENTERPRISES, INC. AND PCM, INC.

UNADITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2019

(in thousands, except per share data)

	(1) Insight Enterprises, Inc.	(2) PCM, Inc.	Adjustments		Pro Forma Combined
Net sales	$3,521,487	$1,082,315	$(1,330)	(m)	$4,602,472
Costs of goods sold	2,997,566	908,242	5,785	(n)	3,911,593
Gross profit	523,921	174,073	(7,115)		690,879
Operating expenses:
Selling and administrative expenses	390,552	152,777	687	(n)(o)	544,016
Severance and restructuring expenses	1,050	-	-		1,050
Acquisition-related expenses	3,163	-	(3,163)	(p)	-
Earnings from operations	129,156	21,296	(4,639)		145,813
Non-operating (income) expense:
Interest income	(537)	-	-		(537)
Interest expense	9,424	4,582	8,637	(q)	22,643
Net foreign currency exchange loss	381	-	-		381
Equity income from unconsolidated affiliate	-	(698)	-		(698)
Other expense, net	1,015	-	-		1,015
Earnings before income taxes	118,873	17,412	(13,276)		123,009
Income tax expense	29,548	4,535	(3,480)	(r)	30,603
Net earnings	$89,325	$12,877	$(9,796)		$92,406
Net earnings per share:
Basic	$2.50				$2.59
Diluted	$2.47				$2.56
Shares used in per share calculation:
Basic	35,691				35,691
Diluted	36,107				36,107

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1)	As reported in Insight Enterprises, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, as filed with the SEC on August 6, 2019.
(2)	As reported in PCM, Inc.’s Report on Quarterly Form 10-Q for the quarterly period ended June 30, 2019, as filed with the SEC on August 8, 2019, and as included in Exhibit 99.2 to this Form 8-K/A.

INSIGHT ENTERPRISES, INC. AND PCM, INC.

UNADITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2018

(in thousands, except per share data)

	(1) Insight Enterprises, Inc.	(2) PCM, Inc.	Adjustments		Pro Forma Combined
Net sales	$7,080,136	$2,163,960	$(2,913)	(m)	$9,241,183
Costs of goods sold	6,086,418	1,820,018	9,915	(n)	7,916,351
Gross profit	993,718	343,942	(12,828)		1,324,832
Operating expenses:
Selling and administrative expenses	756,529	303,196	10,165	(o)	1,069,890
Severance and restructuring expenses	3,424	-	-		3,424
Acquisition-related expenses	282	-	(282)	(p)	-
Earnings from operations	233,483	40,746	(22,711)		251,518
Non-operating (income) expense:
Interest income	(1,075)	-	-		(1,075)
Interest expense	22,812	9,486	16,951	(q)	49,249
Net foreign currency exchange gain	(1,498)	-	-		(1,498)
Equity income from unconsolidated affiliate	-	(770)	-		(770)
Other expense, net	1,342	-	-		1,342
Earnings before income taxes	211,902	32,030	(39,662)		204,270
Income tax expense	48,225	9,257	(11,203)	(r)	46,279
Net earnings	$163,677	$22,773	$(28,459)		$157,991
Net earnings per share:
Basic	$4.60				$4.44
Diluted	$4.55				$4.39
Shares used in per share calculation:
Basic	35,586				35,586
Diluted	36,009				36,009

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1)	As reported in Insight Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 22, 2019.
(2)	As reported in PCM, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 14, 2019, and as included in Exhibit 99.1 to this Form 8-K/A.

INSIGHT ENTERPRISES, INC. AND PCM, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of presentation

On August 30, 2019, Insight Enterprises, Inc., a Delaware corporation (the “Company” or “Insight”), completed the acquisition of PCM, Inc. pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated June 23, 2019, by and among with PCM, Inc., a Delaware corporation (“PCM”), Insight, and Trojan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Insight (“Merger Sub”).

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub merged with and into PCM, with PCM as the surviving corporation and a wholly-owned subsidiary of Insight, and each share of common stock of PCM was converted into the right to receive $35.00 in cash.  The transaction implied an equity purchase price of approximately $473,588,000.  Insight funded the transaction through a combination of cash and cash equivalents acquired and borrowings under its new ABL revolving credit facility.

The total purchase price is comprised of the equity purchase price of approximately $473,588,000, PCM debt paid off at acquisition as of June 30, 2019 of $118,242,000 and additional costs paid at acquisition, including additional debt at the close of the transaction of approximately $75,930,000.

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 are based on the historical financial statements of Insight after giving effect to our acquisition of PCM (the “Acquisition”) using the acquisition method of accounting and borrowings of $660,925,000 under our financing facility (the “Borrowings”).  For the purposes of these illustrative pro forma condensed combined financial statements, the entire Borrowings and the related interest expense, using current interest rates, were included in the pro forma adjustments.  In conjunction with the Acquisition, we may incur future restructuring expenses and transaction costs that are not included in the pro forma condensed combined financial statements.  Additionally, we may pay down our debt balances faster than the stated terms, which would reduce interest expense from the amounts included in the pro forma adjustments.

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 is presented as if the Acquisition occurred on June 30, 2019.  The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 are presented as if the Acquisition had taken place on January 1, 2018.

The unaudited pro forma condensed combined financial information is based on estimates and assumptions which have been made solely for purposes of developing such pro forma information.

INSIGHT ENTERPRISES, INC. AND PCM, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Note 2 – Preliminary purchase price allocation

On August 30, 2019, Insight acquired PCM for total consideration of approximately $660,925,000, net of cash and cash equivalents acquired.  The Company financed the acquisition through borrowings under our new ABL revolving credit facility.  The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of PCM based on management’s best estimates of fair value.  The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and liabilities assumed.  Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for PCM to the acquired identifiable assets, liabilities assumed and pro forma goodwill assuming the transaction occurred on June 30, 2019 (in thousands):

Total purchase price		$667,760
Cash and cash equivalents	$6,835
Accounts receivable, net	486,882
Other current assets	61,315
Property and equipment, net	103,456
Intangible assets, net	251,400
Other non current assets	33,878
Total identifiable assets	943,766
Accounts payable	(365,354)
Accrued liabilities and other current liabilities	(72,601)
Other long term liabilities	(87,284)
Total liabilities assumed	(525,239)
Total pro forma goodwill		$249,233

The estimated values of current assets and liabilities are being based on their historical costs on the date of acquisition due to their short-term nature.  Property and equipment excluding land and buildings are being estimated based on historical cost as management believes they most closely approximated fair value.  The estimated value of land and buildings acquired is being estimated based on estimated fair value using a market approach.

INSIGHT ENTERPRISES, INC. AND PCM, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Identified intangible assets of $251,400,000 consist of customer relationships, trade names and non-compete agreements, which are preliminarily valued at $238,900,000, $8,400,000 and $4,100,000, respectively.  The identifiable intangible assets acquired are being amortized using the straight-line method over the following estimated useful lives:

Intangible Assets	Estimated Useful Life
Customer relationships	12-15 Years
Trade names	1 Year
Non-compete agreements	2-3 Years

Preliminary goodwill of $249,238,000 represents the excess of the purchase price over the estimated fair value assigned to tangible and identifiable intangible assets acquired and liabilities assumed from PCM.  In accordance with current accounting standards, goodwill is not amortized and will be tested for impairment annually.  The goodwill is not tax deductible.

Note 3 – Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.  The following adjustments have been reflected in the unaudited condensed combined financial information:

Adjustments to the unaudited pro forma condensed combined balance sheet

(a)

Reflects estimated direct transaction costs of approximately $7.6 million which consisted primarily of legal fees and other professional fees.  These acquisition related costs are expensed as incurred and reduce retained earnings.

(b)

Reflects the deferred financing fees of approximately $21.2 million, including origination fees, which are expected to be capitalized and recorded as other long-term assets to be amortized over the term of the new ABL revolving credit facility in item (e) below.

(c)

Reflects the preliminary fair value adjustment of $35.4 million to the acquired property and equipment.  A market approach is being used to value the land and buildings included in property and equipment.  The estimated useful lives to be assigned to the buildings at acquisition will approximate 20 years.

(d)

Reflects the preliminary fair value adjustment of $251.4 million for intangible assets.  The customer relationship intangible assets are being valued using an income approach.  The trade names are being valued using the relief from royalty method.   The non-compete intangible assets are being valued using a with and without approach.  The estimated useful lives of the identifiable intangible assets will be as shown in Note 2.

(e)	Reflects the use of borrowing proceeds to pay in full and terminate $118.2 million of PCM outstanding borrowings.
(f)	Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of PCM’s identifiable assets and liabilities assumed as shown in Note 2.
(g)	Reflects the elimination of PCM’s stockholders’ equity accounts.

INSIGHT ENTERPRISES, INC. AND PCM, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

(h)

Reflects preliminary adjustments to the historical deferred tax assets and liabilities of PCM as a result of the increase in estimated identifiable intangible assets and property and equipment resulting from the Acquisition.

(i)

Reflects the use of acquired cash and cash equivalents of $6.8 million, payment of consideration in connection with the Acquisition, excluding amounts paid to terminate PCM outstanding borrowings in item (e) above, of $549.5 million, offset by the increase in cash due to increase in borrowings to be used to fund the purchase price of $660.9 million.

(j)	Reflects the preliminary adjustment to acquired right of use assets and lease liabilities.
(k)	Reflects adjustment to reclassify acquired/assumed PCM balances to conform with Insight presentation.
(l)

Reflects accrued severance expense of $3.5 million directly attributable to the Acquisition.  The severance expense was not incorporated into the pro forma condensed combined statements of operations as they are not expected to have a continuing impact post Acquisition.

Adjustments to the unaudited pro forma condensed combined statements of operations

(m)

Reflects conformation of certain fees for master service agreements to be consistent with existing Insight accounting policies estimated at $2.9 million and $1.3 million for the twelve and six months ended December 31, 2018 and June 30, 2019, respectively.

(n)

Reflects the conformation of certain time-based costs to be consistent with existing Insight accounting policies estimated at $9.9 million and $5.8 million for the twelve and six months ended December 31, 2018 and June 30, 2019, respectively.

(o)

Reflects the estimated additional depreciation and amortization expense related to the preliminary valuation of acquired property and equipment and intangible assets discussed at Notes 3(c) and 3(d), respectively.

(p)	Reflects the adjustment to remove Acquisition-related expenses as these are not expected to have a continuing impact post Acquisition.
(q)	Reflects the additional interest expense related to the new ABL revolving credit facility issuance of $660.9 million with a 4.00% interest rate.
(r)	Reflects the income tax effect on historical pre-tax income and pro forma adjustments based on the estimated combined statutory tax rate of 25.5%.